                                                                 EXHIBIT 11.1

                             MKS INSTRUMENTS, INC.

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE


                                                                                 YEAR ENDED
                                                                      ---------------------------------
                                                                                             FULLY
                                                                        PRIMARY             DILUTED
                                                                      ------------        -------------
                                                                      DECEMBER 31,        DECEMBER 31,
                                                                         1996                 1996
                                                                      ------------        -------------
Weighted average common stock outstanding during the period.....       12,035,440           12,035,440
Shares issuable from the assumed exercise of stock options,
  computed in accordance with the treasury stock method.........               --                   --
Dilutive effect of cheap stock computed in accordance with the
  treasury stock method(1)......................................          265,706              265,706
Number of shares assumed issued at an assumed initial public offering price per share necessary to fund the S corporation distribution as of January 1, 1997, to be made out of the
  proceeds of this offering.....................................        1,692,857            1,692,857
                                                                      -----------          -----------
Pro forma weighted average common shares outstanding............       13,994,003           13,994,003
                                                                      ===========          ===========
Pro forma net income............................................      $ 8,248,000          $ 8,248,000
                                                                      -----------          -----------
Pro forma net income per share..................................      $      0.59          $      0.59
                                                                      ===========          ===========



                                                                              NINE MONTHS ENDED
                                                                      ---------------------------------
                                                                                             FULLY
                                                                        PRIMARY             DILUTED
                                                                      -------------       -------------
                                                                      SEPTEMBER 30,       SEPTEMBER 30,
                                                                         1997                 1997
                                                                      ------------        -------------
Weighted average common stock outstanding during the period.....       12,035,440           12,035,440
Shares issuable from the assumed exercise of stock options,
  computed in accordance with the treasury stock method.........          139,596              279,836
Dilutive effect of cheap stock computed in accordance with the
  treasury stock method(1)......................................          265,706              265,706
Number of shares assumed issued at an assumed initial public offering price per share necessary to fund the S corporation distribution as of January 1, 1997, to be made out of the
  proceeds of this offering.....................................        1,692,857            1,692,857
                                                                      -----------          -----------
Pro forma weighted average common shares outstanding............       14,133,599           14,273,839
                                                                      ===========          ===========
Pro forma net income............................................      $ 8,731,000          $ 8,731,000
                                                                      -----------          -----------
Pro forma net income per share..................................      $      0.62          $      0.61
                                                                      ===========          ===========

------------

(1) Pursuant to SEC Staff Accounting Bulletin No 83, all common and common equivalent shares issued at prices below the mid-point of the estimated initial public offering price range during the twelve-month period prior to the initial filing of the Registration Statement have been included in the calculation as outstanding for all periods presented using the treasury stock method.